                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (this "Agreement") is made and entered into as of August 19, 2005 by VYTERIS HOLDINGS (NEVADA), INC., a Nevada corporation (the "Borrower"), and VYTERIS, INC., a Delaware corporation (the "Guarantor" and, together with the Borrower, the "Obligors"), in favor of Satellite Asset Management, L.P. (the "Agent") and each of the lenders whose names appear on the signature pages hereof. Such lenders are each referred to herein as a "Secured Party" and, collectively, as the "Secured Parties". This Agreement is being executed and delivered by the Obligors and the Secured Parties in connection with that certain Securities Purchase Agreement dated concurrently herewith (the "Purchase Agreement") by and between the Borrower and each Secured Party. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

                                   WITNESSETH:

     WHEREAS, pursuant to the terms of the Purchase Agreement, the Secured Parties have agreed to purchase from the Borrower, and the Borrower has agreed to sell to the Secured Parties, Senior Secured Convertible Debentures (the "Debentures");

     WHEREAS, the Borrower and Guarantor, a wholly owned subsidiary of the Borrower, shall each derive substantial direct and/or indirect benefits from the transactions contemplated by the Purchase Agreement and the Debentures;

     WHEREAS, it is a condition to the obligation of the Secured Parties to purchase the Debentures that the Obligors enter into this Agreement; and

     WHEREAS, pursuant to that certain Intercreditor Agreement, dated as of the date hereof (the "Intercreditor Agreement"), by and among the Agent and the Secured Parties, the Secured Parties and such other secured parties have designated the Agent as their collateral agent.

     NOW, THEREFORE, in consideration of the foregoing, the covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agent, Secured Parties and the Obligors hereby agree as follows.

                                    ARTICLE I
                         COLLATERAL; OBLIGATION SECURED

     Section 1.1  Grant and Description.

          As security for the Obligors' obligations under this Agreement, the Purchase Agreement, the Debentures and the Subsidiary Guaranty (collectively, the "Transaction Documents"), each Obligor hereby grants to each Secured Party a continuing first priority security interest in and Lien upon, and pledges to each Secured Party, all of such Obligor's right, title and interest in, to and under all of such Obligor's assets (other than Excluded Assets (as defined below), now owned or hereafter acquired, including, without limitation, all of the following property and interests in property of such Obligor (collectively and each individually, the "Collateral"):

          (i) all of such Obligor's tangible personal property, including without limitation all present and future goods, inventory and equipment (including items of equipment which are or become fixtures), software and computer hardware and software, now owned or hereafter acquired;

          (ii) all of such Obligor's intangible personal property, including without limitation all present and future accounts, securities, contract rights, permits, general intangibles, chattel paper, investment property, intellectual property, documents, instruments, deposit accounts, letter-of-credit rights and supporting obligations, rights to the payment of money or other forms of consideration of any kind, tax refunds, insurance proceeds (including, without limitation, proceeds of any life insurance policy), now owned or hereafter acquired, and all intangible and tangible personal property relating to or arising out of any of the foregoing; and

          (iii) any and all additions to any of the foregoing, and any and all replacements, products and proceeds (including insurance proceeds) of any of the foregoing.

          For purposes hereof, "Excluded Assets" means, either of the following:
(A) any assets leased or licensed by the Borrower if the granting or enforcement of a security interest in those assets is prohibited by or otherwise would breach the terms of that lease or license and (B) any equity interests of any foreign subsidiary of the Borrower in excess of 65% of the issued and outstanding equity interests of that foreign subsidiary.

          Notwithstanding the foregoing, or any other provision herein to the contrary, Spencer Trask has, pursuant to the terms of the Subordination Agreement, a first priority security interest in the STSG Collateral (as defined in the Subordination Agreement), and a second priority security interest in the Collateral other than the STSG Collateral.

     Section 1.2 Financing Statements; Further Assurances. Each Obligor hereby authorizes the Agent to file, transmit or communicate, as applicable, UCC financing statements and amendments (collectively, "Financing Statements") in order to perfect each Secured Party's first priority security interest in the Collateral without such Obligor's signature to the extent permitted by applicable law, provided that the Agent shall concurrently copy such Obligor on all such filings. In addition to the foregoing, at any time upon the written request of the Agent, such Obligor shall promptly (i) execute (or cause to be executed) and deliver to the Agent, any and all agreements, Financing Statements, certificates, instruments and other documents (the "Additional Documents") upon which such Obligor's signature may be required and that the Agent may reasonably request in form and substance satisfactory to the Agent, and/or (ii) perform any acts; in each case, to perfect and continue perfected or better perfect each Secured Party's security interest in the Collateral (whether now owned or hereafter arising or acquired), and in order to fully consummate all of the transactions contemplated hereby and under the other Transaction Documents that the Agent reasonably believes to be necessary as a result of any amendment to the Uniform Commercial Code in effect from time to time in any applicable jurisdiction (the "UCC"), provided, that any Additional Documents that require such Obligor to assume any new obligations shall be subject to the review and approval of such Obligor, such approval not to be unreasonably withheld or delayed. Each Obligor also hereby ratifies its authorization for the Agent to have filed in any jurisdiction the Financing Statements or amendments thereto filed prior to the date hereof (if any), copies of which have previously been provided to such Obligor. No Obligor shall terminate, amend or file any correction statement with respect to any Financing Statement filed pursuant to this Agreement without obtaining the prior written consent of Secured Parties holding at least a majority of the Registrable Securities into which all of the Debentures then outstanding are convertible (without regard to any limitation on such conversion). Each Obligor appoints the Agent as such Obligor's attorney-in-fact, with a power of attorney to execute and file in any appropriate filing office on behalf of such Obligor, to the extent not performed by such Obligor within two (2) Business Days of a request therefor by the Agent, such Additional Documents and other similar instruments as the Agent may from time to time deem necessary or desirable to protect or perfect the security interest in the Collateral, provided, that any Additional Documents that require such Obligor to assume any new obligations shall be subject to the review and approval of such Obligor, such approval not to be unreasonably withheld or delayed. Such power of attorney is coupled with an interest and shall be irrevocable.

     Section 1.3 Obligations Secured. The Collateral and the power of collection pertaining thereto shall secure any and all indebtedness, liabilities and obligations of each Obligor to the Secured Parties evidenced by and/or arising pursuant to any of the Transaction Documents now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, including, without limitation, the obligations of the Borrower to repay principal of the Debentures, to pay interest on the Debentures (including, without limitation, interest accruing after any bankruptcy, insolvency, reorganization or other similar filing) and to pay all fees, indemnities, costs and expenses (including attorneys' fees) provided for in any of the Transaction Documents (collectively the "Obligations").

                                    ARTICLE II
                                    COVENANTS
                                    ---------

     Section 2.1 Duties of the Obligors Regarding Collateral. At all times after the date hereof, each Obligor agrees that it shall:

          (a) Preserve the Collateral in good condition and order (ordinary wear and tear excepted) and not permit it to be abused or misused; provided, however, that Agent and Secured Parties shall be obligated to exercise reasonable care with respect to any Collateral that comes into any of their possession;

          (b) Not allow any of the Collateral to be affixed to real estate, except for any property deemed to be fixtures;

          (c) Maintain good and complete title to the Collateral subject to Permitted Liens;

          (d) Keep the Collateral free and clear at all times of all Liens other than Permitted Liens;

          (e) Take or cause to be taken such acts and actions as shall be necessary or appropriate to assure that the Secured Parties' security interest in the Collateral shall not become subordinate or junior to the security interests, liens or claims of any other Person (other than Permitted Liens);

          (f) Refrain from selling, assigning or otherwise disposing of any of the Collateral or moving or removing any of the Collateral, without obtaining the prior written consent of the Secured Parties holding a majority of the Registrable Securities into which all of the Debentures then outstanding are convertible (without regard to any limitation on such conversion), or until all of the Obligations have been fully performed and paid in full other than (i) sales or dispositions of inventory in the ordinary course of business, (ii) sales or dispositions of obsolete or unused assets and (iii) sales or dispositions of assets having an aggregate value (when combined with all other assets sold or disposed of) less than or equal to $5 million made in connection with sale-leaseback transactions; provided, however, that concurrently with any disposition permitted by this Section 2.1(f), (x) the security interest granted hereby shall automatically be released from the Collateral so disposed, and (y) the security interest shall continue in the Proceeds (as defined in the UCC) of such Collateral and such Proceeds shall be applied against the Obligations in such order as the Agent shall determine in its sole discretion; and provided further, that, Agent and Secured Parties shall execute and deliver, at such Obligor's sole cost and expense, any releases or other documents reasonably requested by such Obligor, that is in form and substance reasonably acceptable to the executing party, confirming the release of the security interest in that portion of the Collateral that is the subject of a disposition permitted by this
Section 2.1(f);

          (g) Promptly provide to Agent and each Secured Party such financial statements, reports, lists and schedules related to the Collateral and any other information relating to the Collateral as Agent or such Secured Party may reasonably request from time to time;

          (h) Upon reasonable notice, permit Agent or any Secured Party to inspect all books and records of such Obligor relating to the Collateral at such times and as often as Agent or any such Secured Party may reasonably request; and

          (i) Promptly notify Agent and each Secured Party if any Event of Default (as hereinafter defined) occurs.

     Section 2.2 Other Encumbrances. At all times after the date hereof, each Obligor shall: (i) defend its title to, and the Secured Parties' interest in, the Collateral against all claims, (ii) take any action necessary to remove any encumbrances on the Collateral other than Permitted Liens, and (iii) defend the right, title and interest of the Secured Parties in and to any of such Obligor's rights in the Collateral.

     Section 2.3 Change Name or Location. No Obligor shall, except upon 30 days' prior written notice to Agent and each Secured Party, change its company name or conduct its business under any name other than that set forth herein or change its jurisdiction of organization or incorporation, chief executive office, place of business from the current location.

                                   ARTICLE III
                                EVENTS OF DEFAULT
                                -----------------

     Section 3.1 Events of Default Defined. The occurrence of any of the following events shall constitute an event of default under this Agreement (each, an "Event of Default"):

     (a) The failure of an Obligor to perform or comply in a material respect with any act, duty or obligation required to be performed under this Agreement if such failure is not remedied within ten (10) Business Days after such Obligor receives written notice of such failure from any Secured Party, provided, that if during such ten Business Day period, such Obligor is diligently and in good faith taking steps to cure such breach, such period will be extended from ten Business Days to fifteen (15) Business Days;

     (b) If any of the representations or warranties of an Obligor set forth in this Agreement shall prove to have been incorrect in any material respect when made;

     (c) If any material portion of the Collateral shall be damaged, destroyed or otherwise lost and such damage, destruction or loss is not covered by insurance; or

     (d) If a Fundamental Change or a Change of Control (as each such term is defined in the Debentures) occurs.

     Section 3.2 Rights and Remedies Upon Default. If an Event of Default shall have occurred hereunder and is continuing, any Secured Party may, at its option, without notice or demand, declare the Obligations to be immediately due and payable. As to any Collateral, the Agent shall, in its capacity as collateral agent for the Secured Parties, have the rights and remedies of any secured creditor under the UCC, such rights to be exercised in such order or manner as the Secured Parties may determine against any Obligor. If for any reason the Agent should be required by law or otherwise to give notice to an Obligor of the sale of any Collateral, such Obligor agrees that any written notice sent by overnight delivery service not less than ten (10) calendar days before the sale or mailed postage prepaid, return receipt requested, to such Obligor's address listed below not less than fifteen (15) calendar days before the sale shall be deemed reasonable and adequate.

     Section 3.3 Allocation of Proceeds Among Secured Parties. Any funds received by the Agent or a Secured Party pursuant to this Agreement shall be allocated among and paid to the Secured Parties on a pro rata basis based on the amount of principal and accrued and unpaid interest then outstanding on their respective Debentures. To the extent that a Secured Party receives greater than its pro rata share, such Secured Party shall promptly remit such overpayment to each other Secured Party as required to comply with the preceding sentence.

Each Secured Party may determine the order in which to apply funds received by it regardless of the order in which any other Secured Party applies funds (e.g., a Secured Party may determine to apply funds first to expenses, second to interest and third to principal and another Secured Party may determine to apply funds first to interest, second to expenses and third to principal).

                                   ARTICLE IV
                               ADDITIONAL REMEDIES
                               -------------------

     Upon the occurrence and during the continuance of an Event of Default, each Obligor shall:

          (a) Endorse any and all documents evidencing any Collateral to the Agent, or as otherwise instructed by the Agent, and notify any payor that said documents have been so endorsed and that all sums due and owing pursuant to them should be paid directly to the Agent, or as otherwise instructed by the Agent;

          (b) Turn over to the Agent, or as otherwise instructed by the Agent, copies of all documents evidencing any right to collection of any sums due such Obligor arising from or in connection with any of the Collateral;

          (c) Take any action reasonably required by the Agent with reference to the Federal Assignment of Claims Act; and

          (d) Keep all of its books, records, documents and instruments relating to the Collateral in such manner as the Agent may reasonably require.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     Each Obligor represents and warrants to the Agent and the Secured Parties as follows:

     Section 5.1 Title to Collateral. Such Obligor is the owner of and has good and marketable title to, or has a valid and subsisting leasehold interest in, all of the its assets and properties comprising the Collateral.

     Section 5.2 No Other Encumbrances. Such Obligor has not granted, nor will it grant, a security interest in the Collateral to any other individual or entity, and such Collateral is free and clear of any mortgage, pledge, lease, trust, bailment, lien, security interest, encumbrance, charge or other arrangement (other than the Permitted Liens).

     Section 5.3 Authority; Enforceability. Such Obligor has the authority and capacity to perform its obligations hereunder, and this Agreement, when executed and delivered, will be the valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or general equitable principals, whether applied in law or equity.

     Section 5.4 Company Name; Place of Business; Location of Collateral. Such Obligor's true and correct company name, all trade name(s) under which it conducts its business, its jurisdiction of organization or incorporation and each of its chief executive office, its place(s) of business and the locations of its Collateral or records relating to such Collateral are set forth beneath such Obligor's name in Exhibit A hereto.

     Section 5.5 Perfection; First Priority Security Interest. Upon the filing of Financing Statements with the state of incorporation of an Obligor, the security interest in such Obligor's Collateral granted hereunder shall constitute at all times a valid first priority security interest (other than (i) with respect to Permitted Liens, (ii) where the Secured Parties have failed to file necessary continuation statements, and (iii) as otherwise contemplated in the Subordination Agreement), perfected with respect to all Collateral for which the filing of the Financing Statements is a valid method of perfection, vested in the Secured Parties, in and upon the Collateral, free and clear of any liens (other than the Permitted Liens).

                                   ARTICLE VI
                                  MISCELLANEOUS
                                  -------------

     Section 6.1 Survival; Severability. The representations, warranties, covenants and indemnities made by the Obligors herein shall survive the execution and delivery of this Agreement notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

     Section 6.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Agent and the Secured Parties. Each Secured Party may assign its rights hereunder in connection with any private sale or transfer of the Debentures in accordance with the terms of the Purchase Agreement, in which case the term "Secured Party" shall be deemed to refer to such transferee as though such transferee was an original signatory hereto. The Agent may resign or be replaced in accordance with the terms of the Intercreditor Agreement, in which case the term "Agent" shall be deemed to refer to the successor agent as though such agent was an original signatory hereto. The Obligors may not assign its rights or obligations under this Agreement.

     Section 6.3 Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each Obligor hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Obligor hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Obligor at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

     Section 6.4 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     Section 6.5 Notices. Any notice, demand or request required or permitted to be given by any Obligor, the Agent or a Secured Party pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day and (ii) on the next Business Day after timely delivery to an overnight courier, addressed as follows:

          If to an Obligor:

          c/o Vyteris Holdings (Nevada), Inc.
          13-01 Pollitt Drive
          Fair Lawn, NJ 07410
          Attn: Chief Financial Officer
          Tel:  201-703-2299
          Fax:  201-703-2295

          with a copy to:

          Lowenstein Sandler PC
          65 Livingston Avenue
          Roseland, New Jersey 07068
          Attn: Peter H. Ehrenberg, Esq.
          Tel:  973-597-2350
          Fax:  973-597-2351

          If to the Agent:

          Satellite Asset Management, L.P.
          623 Fifth Avenue, 20th Floor
          New York, NY 10022
          Attn: Charles Gassenheimer
          Tel:  212-209-2087
          Fax:  212-209-2020


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

and if to a Secured Party, to the address for such Secured Party as shall appear on the signature page to the Purchase Agreement executed by such Secured Party, or as shall be designated by such Secured Party in writing to the Obligors in accordance with this Section 6.5.

     Section 6.6 Entire Agreement; Amendments. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Obligors, the Agent and the Secured Parties holding at least two-thirds (2/3) of the Registrable Securities into which all of the Debentures then outstanding are convertible (without regard to any limitation on such conversion), and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought.

     Section 6.7 No Waiver. Neither the Agent nor any Secured Party shall by any act (except as provided in Section 6.6 above), any failure to act or any delay in acting be deemed to have (i) waived any right or remedy under this Agreement, any other Transaction Document or any document, agreement or instrument made, delivered or given in connection with this Agreement or the other Transaction Documents, or (ii) acquiesced in any Event of Default or in any breach of any of the terms and conditions of this Agreement, any other Transaction Document or any document, agreement or instrument made, delivered or given in connection with this Agreement or the other Transaction Documents. No failure to exercise, nor any delay in exercising, any right, power or privilege of the Agent or any Secured Party under this Agreement, any other Transaction Document or any document, agreement or instrument made, delivered or given in connection with this Agreement or the other Transaction Documents shall operate as a waiver of any such right, power or privilege. No single or partial exercise of any right, power or privilege under this Agreement, any other Transaction Document or any document, agreement or instrument made, delivered or given in connection with this Agreement or the other Transaction Documents shall preclude any other or further exercise of any other right, power or privilege. A waiver by the Agent or a Secured Party of any right or remedy under this Agreement, any other Transaction Document or any other document or instrument made, delivered or given in connection with this Agreement or the other Transaction Documents on any one occasion shall not be construed as a bar to any right or remedy that the Agent or such Secured Party would otherwise have on any future occasion.

     Section 6.8 Cumulative Remedies. The rights and remedies provided in this Agreement are cumulative, may be exercised singly or concurrently, and are not exclusive of any other rights or remedies provided by law.

     Section 6.9 Waivers of Jury Trial. Each Obligor hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement or any other Transaction Document to which it is a party and for any counterclaim therein.

     Section 6.10 Waivers. Each Obligor acknowledges that the Obligations arose out of a commercial transaction and hereby knowingly and intelligently waives any right to require the Agent or any Secured Party to (i) proceed against any person or entity, (ii) proceed against any other collateral under any other agreement, (iii) pursue any other remedy available to the Agent or such Secured Party, or (iv) make presentment, demand, dishonor, notice of dishonor, acceleration and/or notice of non-payment.

     Each Obligor further waives any defense that it may have to the exercise by the Agent or any Secured Party of its rights under this Agreement, other than the defense that the Obligations have fully been paid and performed.

     Section 6.11 Attorney-in-Fact. Each Obligor appoints the Agent its true attorney-in-fact to perform any of the following powers, which are irrevocable until termination of this Agreement and may be exercised, from time to time, by the Agent's officers and employees or any of them if an Event of Default occurs:
(i) to perform any obligation of such Obligor hereunder in such Obligor's name or otherwise; (ii) to collect by legal proceedings or otherwise all dividends, interest, principal or other sums now or hereafter payable upon or on account of the Collateral, to accept other property in exchange for the Collateral, and any money or property received in exchange for the Collateral may be applied to the Obligations or held by the Agent under this Agreement; (iii) to make any compromise or settlement the Agent deems desirable or proper in respect of the Collateral; and (iv) to insure, process and preserve the Collateral. The foregoing power of attorney shall take effect only upon an Event of Default.

     Section 6.12 Cross Default. Each Obligor agrees and acknowledges that a default under the terms of this Agreement shall constitute a default under the other Transaction Documents, and a default under any of the other Transaction Documents shall constitute a default under this Agreement.

     Section 6.13 Fees and Expenses. On demand by the Agent or any Secured Party, without limiting any of the terms of any other Transaction Document, each Obligor is obligated to pay all reasonable filing fees, and out-of-pocket costs incurred by the Agent or such Secured Party in connection with (i) filing or recording any documents (including all taxes in connection therewith) in public offices; and (ii) paying or discharging any taxes, counsel fees, maintenance fees, encumbrances, or other amounts in connection with protecting, maintaining, or preserving the Collateral or defending or prosecuting any actions or proceedings arising out of or related to the Collateral (including, without limitation, reasonable legal fees and disbursements); and (iii) the enforcement of this Agreement and any amendment, waiver or consent relating hereto (including, without limitation, reasonable legal fees and disbursements).

     Section 6.14 Release. No transfer or renewal, extension, assignment or termination of this Agreement or of any instrument or document executed and delivered by an Obligor or any other obligor to a Secured Party, nor additional advances made by any Secured Party to an Obligor, nor the taking of further security, nor the retaking or re-delivery of the Collateral to an Obligor by the Agent or any Secured Party nor any other act of the Agent or any Secured Party shall release any Obligor from any Obligation, except a release or discharge executed in writing by each Secured Party with respect to such Obligation or upon full payment and satisfaction of all Obligations and termination of the Debentures. At such time the Obligations have been satisfied in full, the Agent and each Secured Party shall execute and deliver to the Obligors all assignments, authorizations and other instruments as may be reasonably necessary or proper to terminate such Secured Party's security interest in the Collateral, subject to any disposition of the Collateral that may have been made by the Agent or such Secured Party pursuant to this Agreement. For the purpose of this Agreement, the Obligations shall be deemed to continue if an Obligor enters into any bankruptcy or similar proceeding at a time when any amount paid to the Agent or a Secured Party could be ordered to be repaid as a preference or pursuant to a similar theory, and shall continue until it is finally determined that no such repayment can be ordered.

     Section 6.15 Marshalling and Other Matters. Each Obligor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Collateral or any part thereof or any interest therein. Further, each Obligor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Agreement on behalf of such Obligor, and on behalf of each and every person acquiring any interest in or title to the Collateral subsequent to the date of this Agreement and on behalf of all persons to the extent permitted by applicable law.

                           [Signatures Page to Follow]

     IN WITNESS WHEREOF, the Obligors, the Agent and each Secured Party have duly executed this Agreement as of the date first written above.

                          BORROWER:

                          VYTERIS HOLDINGS (NEVADA), INC., a Nevada corporation


                          By: /s/ Michael McGuinness
                              --------------------------
                              Name:  Michael McGuinness
                              Title: Chief Financial Officer

                          GUARANTOR:

                          VYTERIS, INC., a Delaware corporation


                          By: /s/ Michael McGuinness
                              --------------------------
                              Name:  Michael McGuinness
                              Title: Chief Financial Officer


                          AGENT:

                          SATELLITE ASSET MANAGEMENT, L.P.

                          By: /s/ Authorized Person
                              --------------------------

                          SECURED PARTY:


                          SATELLITE STRATEGIC FINANCE ASSOCIATES, LLC

                          By: Satellite Asset Management, L.P., its Manager


                          By: /s/ Authorized Person
                              --------------------------

                          SATELLITE STRATEGIC FINANCE PARTNERS, LTD.

                          By: Satellite Asset Management, L.P., its Manager


                          By: /s/ Authorized Person
                              --------------------------

                          PALISADES MASTER FUND, L.P.


                          By: /s/ Authorized Person
                              --------------------------

                          QUBIT HOLDINGS LLC


                          By: /s/ Authorized Person
                              --------------------------

                                    Exhibit A

               List of Collateral Locations, Executive Offices and
            Jurisdiction of Organization or Incorporation of Obligors


Borrower:

Executive Offices:                          13-01 Pollitt Drive
                                            Fair Lawn, NJ 07410


Collateral Location:                        13-01 Pollitt Drive
                                            Fair Lawn, NJ 07410

Jurisdiction of Incorporation:              Nevada


Guarantor:
----------

Executive Offices:                          13-01 Pollitt Drive
                                            Fair Lawn, NJ 07410


Collateral Location:                        13-01 Pollitt Drive
                                            Fair Lawn, NJ 07410

Jurisdiction of Incorporation:              Delaware


                                      A-1